EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-64714 of Layne Christensen Company on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 25, 2007

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